UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 9, 2008, the registrant entered into Bilateral Bridge Loan Agreements (together, the “Agreements”) with each of the New York Branches of The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Sumitomo Mitsui Banking Corporation (together, the “Lenders”). Pursuant to the Agreements, the Lenders have agreed to arrange and provide to the registrant bridge financing on an unsecured basis in an aggregate amount of ¥74,801,622,740 (seventy-four billion eight-hundred one million six-hundred twenty-two thousand seven-hundred forty Japanese yen). The registrant intends to use the borrowings under the Agreements for the general corporate purposes of the registrant and its subsidiaries (including in connection with the refinancing of certain existing Japanese-yen denominated debt of a subsidiary of the registrant). Borrowings under the Agreements are subject customary conditions, including optional prepayment, and events of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008

PRUDENTIAL FINANCIAL, INC.

By:	/S/ STEPHEN W. GAUSTER
Name: Title:	Stephen W. Gauster Vice President and Assistant Secretary